Exhibit 99.2

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Media	Investors
Meredith Weissman	Keri Mattox
(703) 346-3127	(215) 275-2431
meredith.weissman@zimmerbiomet.com	keri.mattox@zimmerbiomet.com

Ezgi Yagci
(617) 549-2443
ezgi.yagci@zimmerbiomet.com

Zimmer Biomet Announces Expected Completion Date of March 1, 2022 for Spinoff of ZimVie

•	“When-issued” trading of ZimVie common stock expected to begin on February 14, 2022

•	Record date for distribution of ZimVie common stock will be February 15, 2022

•	ZimVie leadership team will host a virtual Investor Day at 11 a.m. ET today, February 7, 2022

WARSAW, IN (February 7, 2022) —Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today announced that its Board of Directors has declared a pro rata dividend of 80.3% of the outstanding common stock of ZimVie Inc. (“ZimVie”) to Zimmer Biomet shareholders of record as of the close of business on February 15, 2022 (the “Record Date”). The dividend is payable at 12:01 a.m. ET on March 1, 2022 (the “Distribution Date”). As a result of the dividend, Zimmer Biomet shareholders will receive one share of ZimVie common stock for every ten shares of Zimmer Biomet common stock they hold on the Record Date. Immediately following the dividend, Zimmer Biomet will retain 19.7% of the outstanding shares of ZimVie common stock, which Zimmer Biomet intends to divest after the separation in a tax-efficient manner.

Fractional shares of ZimVie common stock will not be distributed to Zimmer Biomet shareholders. Instead, the fractional shares of ZimVie common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in cash payments to the Zimmer Biomet shareholders who otherwise would have received fractional shares of ZimVie common stock.

No action is required by Zimmer Biomet shareholders to receive the distributed shares of ZimVie common stock. An information statement containing details regarding the distribution of ZimVie common stock and ZimVie’s business and management following the consummation of the distribution will be mailed to Zimmer Biomet shareholders prior to the Distribution Date. The distribution of ZimVie common stock remains subject to the satisfaction or waiver of customary conditions, as described in the information statement. There is no current market for ZimVie common stock. “When-issued” trading of ZimVie common stock is expected to begin on February 14, 2022, on NASDAQ, under the symbol “ZIMVV.” “Regular-way” trading of ZimVie common stock is expected to begin on NASDAQ on March 1, 2022, under the symbol “ZIMV.” The “when-issued” trading market is a market for ZimVie common stock that will be distributed to holders of Zimmer Biomet common stock at 12:01 a.m. ET on March 1, 2022. Shareholders who own Zimmer Biomet common stock at the close of business on the Record Date will be entitled to ZimVie common stock distributed pursuant to the distribution and may trade this entitlement to shares of ZimVie common stock, without Zimmer Biomet common stock they own, on the “when-issued” market.

Shares of Zimmer Biomet common stock will continue to trade “regular-way” on the New York Stock Exchange (“NYSE”) under the symbol “ZBH” through and after the Distribution Date. Zimmer Biomet expects that, beginning February 15, 2022, there will be two markets in Zimmer Biomet common stock on the NYSE: “regular-way” under the symbol “ZBH” and “ex-distribution” under the symbol “ZBH WI.” Prior to the Distribution Date, shares of Zimmer Biomet common stock that trade in the “regular-way” market will trade with the right to receive shares of ZimVie common stock on the Distribution Date. Shares of Zimmer Biomet common stock that trade in the “ex-distribution” market will trade without the right to receive shares of ZimVie common stock on the Distribution Date. Holders of Zimmer Biomet common stock are encouraged to consult with their financial advisors regarding the specific implications of selling Zimmer Biomet common stock on or before the Distribution Date.

ZimVie will host a virtual Investor Day today, February 7, 2022, from 11:00 a.m. to approximately 2:00 p.m. Eastern Time. The virtual event will feature presentations from ZimVie leaders outlining its Dental and Spine offerings, addressable market opportunity, financial outlook, business strategy and the broader organizations supporting these businesses. The event will feature a live Q&A panel following speaker presentations. A live and archived webcast of the event can be accessed via Zimmer Biomet’s Investor Relations website at https://investor.zimmer.biomet.com.

About Zimmer Biomet

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

About ZimVie

ZimVie will focus on the dental and spine markets and their respective growth drivers such as implants, surgical tools, bone graft substitutes, spinal fusion implants, non-fusion alternatives, and digital care management solutions. “Zim” derives from Zimmer Biomet, the new company’s roots — and “Vie” is the French word for “life,” symbolizing the future. ZimVie’s headquarters will be in Westminster, Colorado.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website or any other website referenced herein is not incorporated by reference into, and is not a part of, this document.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the statements regarding our anticipated spinoff of 80.3% of the outstanding shares of common stock of ZimVie, the retention or divestiture by Zimmer Biomet of 19.7% of the outstanding shares of common stock of ZimVie, including the respective timing thereof or the tax-efficient nature thereof, the anticipated “when-issued” trading of ZimVie common stock, the anticipated “ex-distribution” trading of Zimmer Biomet common stock, the anticipated U.S. federal income tax treatment of the distribution and any other statements regarding events, developments, plans, intentions, strategies or prospects. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: the effects of the COVID-19 global pandemic and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective surgical procedures and our ability to collect accounts receivable; the failure of vaccine rollouts and other strategies to mitigate or reverse the impacts of the COVID-19 pandemic; the failure of elective surgical procedures to recover at the levels or on the timeline anticipated; the risks and uncertainties related to our ability to successfully execute our restructuring plans; our ability to attract, retain and develop the highly skilled employees we need to support our business; the risks and uncertainties associated with the planned spinoff of ZimVie, including, without limitation, the significant expenses, time and efforts related to implementing such transaction, the ability to complete the transaction on our expected timeline or at all, the tax-free nature of the transaction, possible disruptions in our relationships with customers, suppliers and other business partners, and the possibility that the anticipated benefits and synergies of the transaction, strategic and competitive advantages of each company, and future growth and other opportunities for each company will not be realized within the expected time periods or at all; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; the ability to remediate matters identified in inspectional observations or warning letters issued by the U.S. Food and Drug Administration (FDA), while continuing to satisfy the demand for our products; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the FDA and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts sponsored by government agencies, legislative bodies, the private sector and healthcare purchasing organizations, including the volume-based procurement process in China; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in EMEA on the ability to collect accounts receivable in affected countries. A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2020, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this press release.